As filed with the Securities and Exchange Commission on May 9, 1997
                          Registration No. 33-_______
     ______________________________________________________________________
           SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
                         _____________________________

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                          ____________________________
                           GREENFIELD INDUSTRIES, INC.
             (Exact Name of Registrant as Specified in its Charter)

                               Delaware 04-2917072
                (State or Other Jurisdiction of (I.R.S. Employer
               Incorporation or Organization) Identification No.)
                             2743 Perimeter Parkway
                         Building One Hundred, Suite 100
                                Augusta, GA 30909
                    (Address of Principal Executive Offices)
                         ______________________________

                           Greenfield Industries, Inc.
                 Amended and Restated Employee Stock Option Plan
                            (Full Title of the Plan)
                         ______________________________
                                  PAUL W. JONES
                             Chief Executive Officer
                           Greenfield Industries, Inc.
                             2743 Perimeter Parkway
                         Building One Hundred, Suite 100
                                Augusta, GA 30909
                                 (706) 863-7708
          (Name and Address and Telephone Number of Agent for Service)

                                    Copy to:
                            MATTHEW G. MALONEY, ESQ.
                     Dickstein Shapiro Morin & Oshinsky LLP
                               2101 L Street, N.W.
                             Washington, D.C. 20037
                         _______________________________

                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------
                                              Proposed Maximum     Proposed Maximum         Amount of
Title of Securities to     Amount to be be    Offering Price Per   Aggregate Offering    Registered Fee
     be Registered            Registered           Share (1)             Price (1)
-------------------------------------------------------------------------------------------------------------------
      Common Stock,
      $.01 par value          1,000,000           $24.75                  $24,750,000              $7,500.00

-------------------------------------------------------------------------------------------------------------------

_______________
(1) Computed pursuant to Rule 457 (c) and (h)(1) based on the average of the high and low prices on May 5, 1997, as reported by the Nasdaq National Market

     The total number of pages contained in this document and exhibits and attachments thereto is 31. The Exhibit Index is located on sequentially numbered page 8.

PART I. INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The information required by Part I is included in documents sent or given to participants in the Plan pursuant to Rule 428(b) under the Securities Act of 1933, as amended (the "Securities Act").

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 3. Incorporation of Documents By Reference.

     The following documents of Greenfield Industries, Inc. (the "Registrant") filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, filed on March 27, 1997 pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), which contains audited financial statements for the Registrant's fiscal year ended December 31, 1996, the latest fiscal year for which such statements have been filed.

     (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act, since the end of the fiscal year ended December 31, 1996.

     (c) The description of the Registrant's common stock contained in the Registrant's Registration Statement on Form 8-A filed May 27, 1993 pursuant to
Section 12(g) of the Exchange Act, as amended by the Registrant's Form 8-A/A filed July 13, 1993.

     All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such reports and documents.

     Item 4. Description of Securities.

     Not Applicable.

     Item 5. Interests of Named Experts and Counsel.

     Not Applicable.

     Item 6. Indemnification of Directors and Officers.

     Section 145 of the General Corporation Law of the State of Delaware permits the Registrant, subject to the standards set forth therein, to indemnify any person in connection with any action, suit or proceeding brought or threatened by reason of the fact that such person is or was a director, officer, employee or agent of the Registrant or is or was serving as such with respect to another corporation or entity at the request of the Registrant. Article VII, Section 8 of the Registrant's By-laws provides for full indemnification of its officers, directors and employees to the extent permitted by Section 145.

     Directors and officers of the Registrant are insured against certain liabilities including liabilities arising under the Securities Act.

     Item 7. Exemption from Registration Claimed.

     Not Applicable.

     Item 8. Exhibits.

     The "Exhibit Index" on page E-1 is hereby incorporated by reference.

     Item 9. Undertakings.

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

     (b) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

     (c) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(a) and (1)(b) of this Item do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the undersigned Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     That, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Augusta, State of Georgia, on May 8, 1997.


                                       GREENFIELD INDUSTRIES, INC.
                                       (Registrant)



                                        By:/s/ Gary L. Weller
                                           ---------------------------------
                                           Name:  Gary L. Weller
                                           Title: Senior Vice President and
                                           Chief Financial Officer

    Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below by the following persons in the capacities indicated on May 9, 1997.

Signature                               Title and Position


      *                                 Chairman of the Board
-----------------------
Donald E. Nickelson


      *                                 President, Chief Executive
-----------------------                 Officer and Director
Paul W. Jones                           (Principal Executive
                                        Officer)

/s/ Gary L. Weller                      Senior Vice President and
-----------------------                 Chief Financial Officer
Gary L. Weller                          (Principal Financial
                                        and Accounting Officer)


     *                                  Director
-----------------------
John W. Burge, Jr.


     *                                  Director
-----------------------
Peter S. Finley


       *                                Director
-----------------------
Robert E. Lefton


       *                                Director
-----------------------
Robert W. Pratt, Jr.


       *                                Director
-----------------------
Julian M. Seeherman


       *                                Director
-----------------------
Dennis W. Sheehan


*By: /s/ Gary L. Weller
-----------------------
         Gary L. Weller
         Attorney-in-Fact
 ___________________
 *Such signature has been affixed pursuant to the following Power of Attorney:

                                POWER OF ATTORNEY


     KNOW ALL PERSONS BY THESE PRESENTS, that each officer or director of Greenfield Industries, Inc. (the "Corporation") whose signature appears below constitutes and appoints Paul W. Jones and Gary L. Weller, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign the Corporation's Registration Statement on Form S-8 relating to the shares of the Corporation's Common Stock issuable under the Corporation's Amended and Restated Employee Stock Option Plan and to sign any and all amendments (including post-effective amendments) and supplements thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                  EXHIBIT INDEX


                                                              Page No. in
                                                              Sequential
Exhibit No.              Description                          Numbering System


4.1                      Amended and Restated Certificate
                         of Incorporation of the
                         Registrant (incorporated by
                         reference to Exhibit 3(1) to
                         Registrant's Registration
                         Statement on Form S-1 filed
                         May 27, 1993 (No. 33-63442))


4.2                      Amended By-laws of the Registrant
                         (incorporated by reference to
                         Exhibit 3(2) to Registrant's
                         Registration Statement on Form S-1
                         filed May 27, 1993 (No. 33-63442))


4.3                      Greenfield Industries, Inc.
                         Amended and Restated Employee
                         Stock Option Plan


5.1                      Opinion of Dickstein Shapiro Morin
                         & Oshinsky LLP re:  legality of
                         Common Stock being registered


23.1                     Consent of Dickstein Shapiro Morin
                         & Oshinsky LLP (included in 5.1)


23.2                     Consent of Price Waterhouse LLP,
                         Independent Accountants


24.1                     Powers of Attorney


                                   E-1